AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 1998
                                              REGISTRATION NO. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549


                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           HERCULES INCORPORATED
                           A DELAWARE CORPORATION
               I.R.S. EMPLOYER IDENTIFICATION NO. 51-0023450
                               HERCULES PLAZA
                          1313 NORTH MARKET STREET
                      WILMINGTON, DELAWARE 19894-0001
                          TELEPHONE: 302-594-5000

         BETZDEARBORN INC. EMPLOYEE STOCK OWNERSHIP AND 401(K) PLAN

                              ISRAEL J. FLOYD
                                 SECRETARY
                           HERCULES INCORPORATED
                               HERCULES PLAZA
                          1313 NORTH MARKET STREET
                      WILMINGTON, DELAWARE 19894-0001
                          TELEPHONE: 302-594-5000
                            (AGENT FOR SERVICE)


   ALL OR PART OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR A CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED.



                                 CALCULATION OF REGISTRATION FEE


       TITLE OF                AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
     SECURITIES TO             TO BE         OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
     BE REGISTERED           REGISTERED       PER SHARE (1)           PRICE (1)          FEE (1)
     -------------           ----------     ----------------    ------------------   -------------
 Hercules Incorporated
 Common Stock Stated
 Value $25/48 Per Share    5,890,873 Shares       $31.50         $185,562,499.50         $51,587

 -------------------
 (1)  Estimated solely for the purpose of determining the registration fee, and computed, pursuant to Rule 457(h), upon the basis of the average of the high and low prices paid for a share of Hercules Incorporated
      Common Stock on December 8, 1998, as is reported on the New York Stock
      Exchange composite transactions tape.


           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan (the "Plan").


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (1) Hercules Incorporated's ("Hercules") Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

      (2) BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan's Annual Report on Form 11-K, dated June 29, 1998;

      (3) Hercules' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, and Hercules' amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 1998;

      (4) Hercules' Current Reports on Form 8-K, dated July 9, 1998, July 30, 1998, October 15, 1998, October 29, 1998 and November 12,
           1998; and

      (5) The description of Common Stock, stated value $25/48 per share, of Hercules (the "Common Stock"), set forth in Hercules' Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating any such description.

           All documents filed by Hercules pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

           The legality of the Common Stock offered pursuant to this Registration Statement will be passed upon for Hercules by its Vice President and General Counsel, Richard G. Dahlen. As of November 30, 1998, Mr. Dahlen owned beneficially an aggregate of 15,333 restricted shares of Common Stock under the Hercules Incorporated Long-Term Incentive Compensation Plan ("LTICP"); 289 shares of Common Stock under the Hercules Incorporated Savings and Investment Plan, and the right to acquire within 60 days hereof 25,200 shares of Common Stock under options held by him pursuant to the LTICP.


 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Under the provisions of Hercules' Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), each person who is or was a director or officer of Hercules shall be indemnified by Hercules as of right to the full extent permitted or authorized by the Delaware General Corporation Law.

           Under such law, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit or proceeding brought against him by reason of the fact that he is a director or officer of Hercules, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

           If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Hercules, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

           If unsuccessful in defense of a suit brought by or in the right of Hercules, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Hercules, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to Hercules, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

           In addition, Hercules has entered into separate indemnification agreements with each of its directors and with certain of its executive officers pursuant to which Hercules has agreed to indemnify, and advance expenses to, each of its directors and executive officers to the full extent provided by applicable law as currently in effect. More specifically, the agreements provide that directors and officers will be promptly indemnified against expenses (including judgments, fines, penalties and amounts paid in settlement) incurred in connection with their service to, or status with, Hercules or any other corporation, employee benefit plan or other entity with whom such person is serving at the express written request of Hercules. The agreements also set forth the procedures for determining entitlement to indemnification, the manner of the advancement of expenses, remedies of the indemnity and certain other matters of a similar nature.

           Limitation of Liability. Under the provisions of the Restated Certificate of Incorporation, a director of Hercules shall have no personal liability to Hercules or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

           Insurance. Hercules also maintains insurance policies pursuant to which directors and officers are insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Hercules.

           The foregoing summaries are necessarily subject to the complete text of Section 145 of the Delaware General Corporation Law that provides for indemnification of directors and officers in certain circumstances and to the Restated Certificate of Incorporation, which is included in Hercules' Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference, and is qualified in its entirety by reference thereto.


 ITEM 8.  EXHIBITS


           A complete listing of exhibits required is given in the Exhibit Index that precedes the exhibits filed with this Registration Statement.


 ITEM 9.  UNDERTAKINGS

      A.   Hercules hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           Provided, however, that paragraphs A (1) (i) and A (1) (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Hercules pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. In addition, Hercules hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Hercules annual report pursuant to Section 13(a) or
           Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Finally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Hercules pursuant to the foregoing provisions, or otherwise, Hercules has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of Hercules of expenses incurred or paid by a director, officer or controlling person of Hercules in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hercules will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                      SIGNATURES AND POWER OF ATTORNEY


           Pursuant to the requirements of the Securities Act, Hercules certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 10th day of December, 1998.


                                         HERCULES INCORPORATED


                                    By:  /s/ R. Keith Elliott
                                        --------------------------------
                                             R. Keith Elliott
                                             Chairman of the Board
                                                and Chief Executive Officer

           Each person whose signature appears below hereby constitutes and appoints R. Keith Elliott, George MacKenzie and Richard G. Dahlen, as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below.

       Signature                      Capacity                  Date

 /s/ R. KEITH ELLIOTT            Chairman of the Board      December 10, 1998
 -----------------------------   and Chief Executive
 R. Keith Elliott                Officer


 /s/ GEORGE MACKENZIE, JR.       Chief Financial Officer    December 10, 1998
 -----------------------------   and Senior Vice
 George MacKenzie, Jr.           President


 /s/ VIKRAM JOG                  Vice President and        December 10, 1998
 -----------------------------   Controller
 Vikram Jog


 /s/ VINCENT J. CORBO                 Director             December 10, 1998
 -----------------------------
 Vincent J. Corbo


 /s/ JOHN G. DROSDICK                 Director             December 10, 1998
 -----------------------------
 John G. Drosdick


 /s/ RICHARD M. FAIRBANKS, III        Director            December 10, 1998
 -----------------------------
 Richard M. Fairbanks, III


 /s/ ALAN R. HIRSIG                   Director            December 10, 1998
 -----------------------------
 Alan R. Hirsig


 /s/ EDITH E. HOLIDAY                 Director            December 10, 1998
 -----------------------------
 Edith E. Holiday


 /s/ ROBERT G. JAHN                   Director            December 10, 1998
 -----------------------------
 Robert G. Jahn


 /s/ GAYNOR N. KELLEY                 Director            December 10, 1998
 -----------------------------
 Gaynor N. Kelley


 /s/ RALPH L. MACDONALD, JR.          Director            December 10, 1998
 -----------------------------
 Ralph L. MacDonald, Jr.


 /s/ H. EUGENE MCBRAYER               Director            December 10, 1998
 -----------------------------
 H. Eugene McBrayer


 /s/ PETER MCCAUSLAND                 Director            December 10, 1998
 -----------------------------
 Peter McCausland


 /s/ JOHN A.H. SHOBER                 Director           December 10, 1998
 -----------------------------
 John A.H. Shober



           Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on December 10, 1998.


                                    BETZDEARBORN INC. EMPLOYEE
                                    STOCK OWNERSHIP AND 401(K) PLAN


                                    BY:  /s/ June B. Barry
                                       ------------------------------------
                                         June B. Barry
                                         Vice President, Human Resources



                                INDEX OF EXHIBITS

 EXHIBIT
 NUMBER                   EXHIBITS
 -------                  --------
 *4.1 Hercules' Restated Certificate of Incorporation as revised and amended July 6, 1988 filed as Exhibit 3-A to Hercules' Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

 *4.1a Hercules' Certificate of Amendment to Hercules' Restated Certificate of Incorporation as revised and amended October 24, 1995 filed as Exhibit 4.1a to Hercules' Form S-3 filed September 15, 1998.

 *4.2 Hercules' By-laws as revised and amended October 30, 1991 filed as Exhibit 3-B to Hercules' Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

 5.1       Opinion of Counsel

 5.2 Internal Revenue Service determination letter, dated March 23, 1995, that the plan is qualified under Section 401 of the Internal Revenue Code.

 23.1      Consent of Independent Accountants

 23.2      Consent of Counsel for Registrant
           (included as part of Exhibit 5)

 ______________________________
 *    previously filed